UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019 (May 30, 2019)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2019, Business Development Corporation of America (the “Corporation”), through a wholly-owned, consolidated special purpose financing subsidiary, BDCA-CB Funding LLC, entered into an amendment (the “Amendment”) to its Credit and Security Agreement with Citibank, N.A., dated as of June 27, 2014 (as amended from time to time, the “Credit Agreement”). The Amendment provides for a one-month extension of the reinvestment period.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Corporation’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 30, 2019, the Corporation held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of stockholders. The proposals are described in detail in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2019. As of March 20, 2019, the record date, approximately 189,170,326 shares of common stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The Corporation’s stockholders elected two Class II directors of the Corporation, Edward G. Rendell and Dennis M. Schaney, each to serve as a director until the 2022 Annual Meeting and until his successor is duly elected and qualifies.

The following votes were taken in connection with this proposal:

Election of Director Edward G. Rendell:

Votes For	Votes Against	Abstain
83,491,088	6,320,294	5,982,316

Election of Director Dennis M. Schaney:

Votes For	Votes Against	Abstain
84,540,982	4,673,667	6,579,049

Proposal 2. The proposal to authorize the Corporation, pursuant to approval of its Board of Directors, to sell shares of its common stock in an amount not to exceed 25% of its then outstanding common stock immediately prior to each such sale at a price below the Corporation’s then current net asset value per share during the next year was approved.

The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
67,737,330	18,894,509	9,161,859

This proposal was also approved by the Corporation’s non-affiliated stockholders by a vote of 67,547,031 shares “for” and 18,894,509 shares “against,” with 9,161,859 shares abstaining. The number of votes cast in favor of this proposal represents both a “majority of outstanding voting securities” of the Corporation entitled to vote at the Annual Meeting and a “majority of outstanding voting securities” entitled to vote at the Annual Meeting that were not held by “affiliated persons” of the Corporation, each as defined under the Investment Company Act of 1940, as amended (the “1940 Act”).

As previously disclosed in the Corporation’s proxy statement, for purposes of this proposal, the 1940 Act defines “a majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Corporation are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Corporation, whichever is less. Abstentions and broker non-votes had the effect of a vote against this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: June 5, 2019	By:	/s/ Richard J. Byrne
	Name: Title:	Richard J. Byrne Chief Executive Officer, President and Chairman of the Board of Directors